SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


  Date of Report (Date of earliest event reported): February 5, 2004


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 5. - OTHER EVENTS AND REGULATION FD DISCLOSURE


On February 5, 2004, the Registrant posted the following news announcement on its website (www.sonexresearch.com):




                        SONEX ANNOUNCES CHANGES TO BOARD



ANNAPOLIS, MARYLAND, February 5, 2004 - SONEX RESEARCH, INC. (OTC BB: SONX) announced several changes to its Board of Directors following the recent resignation of three directors.

Named to the Board were Mr. Herbert J. Mitschele, Jr., a retired business owner residing in New Jersey who is the largest individual holder of Sonex Common Stock, and Mr. George E. Ponticas, the Company's Chief Financial Officer and Secretary. The two new directors have been named to serve on an interim basis until the Company conducts a search for permanent replacements. The Board of Directors of the Company now is comprised of three members: Dr. Andrew A. Pouring, Chief Executive Officer and founder of Sonex, Mr. Mitschele and Mr. Ponticas. Sonex will seek to add individuals who have no current affiliation with the Company in order to constitute a Board with a majority of independent directors.

The Board members who resigned are Mr. Lawrence H. Hyde, a director since 1986, and Mr. Charles C. McGettigan and Myron A. "Mike" Wick, III, directors since 1992. Mr. Hyde, who resigned this week, is a retired automotive industry executive and a private investor who informed the Company that he plans to devote more time to international business interests. Mr. McGettigan and Mr. Wick, who resigned last week, indicated that other business responsibilities preclude them from devoting further time to Sonex. Both are affiliated with the Proactive et.al. investment group of affiliated entities and individuals, which group is the largest beneficial owner of the Company's Common Stock and holder of approximately 94% of the Company's convertible Preferred Stock.

The Preferred Stockholders, voting as a separate class, have the right to elect that number of directors of the Company which represents a majority of the total number of directors. As each of the directors who resigned was a Preferred Stock director, both Mr. Mitschele and Mr. Ponticas were designated Preferred Stock directors, while Dr. Pouring is a Common Stock director.


Contact: George E. Ponticas, CFO. Tel: 410-266-5556; email: sonex@erols.com; website www.sonexresearch.com



About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles in response to forthcoming increases in national vehicle fuel mileage standards. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


Caution Regarding Forward-Looking Statements

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


                                 ###





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 5, 2004

SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer